Exhibit 99.1

STOCK PURCHASE AGREEMENT

BY AND AMONG

THE STOCKHOLDERS OF

UNITED CASUALTY AND SURETY INSURANCE COMPANY

and

GENERAL INDEMNITY GROUP, LLC

May 19, 2016

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of May 19, 2016, is entered into by and among each of the stockholders of United Casualty and Surety Insurance Company set forth on the signature page (each a "Seller" and collectively the "Sellers") and GENERAL INDEMNITY GROUP, LLC, a Delaware limited liability company ("Buyer"). Certain initially capitalized terms used herein are defined in Article 12.

RECITALS

A. The Sellers own, beneficially and of record, all of the issued and outstanding shares of the capital stock of United Casualty and Surety Insurance Company, a Massachusetts corporation ("Company"), and

B. The Sellers desire to sell, and Buyer desires to purchase, all of the issued and outstanding shares of the capital stock of Company (the "Shares") on the terms and subject to the conditions set forth in the Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing recitals and of the representations, agreements, promises and conditions contained herein, the adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1
SALE AND PURCHASE OF SHARES

Section 1.1 Shares. On the terms and subject to the conditions set forth in this Agreement, at Closing, the Sellers agree to sell, transfer and assign the Shares to Buyer, and Buyer agrees to purchase the Shares from the Sellers, free and clear of all Liens (the "Share Purchase").  The ownership of the Shares by each Seller is set forth on Schedule "A" attached hereto.

Section 1.2 Purchase Price. The aggregate price to be paid by Buyer to Sellers for the Shares (the "Purchase Price") shall be Thirteen Million Dollars ($13,000,000).

Section 1.3 Payment of the Purchase Price. At Closing, Buyer shall deliver a wire transfer of immediately available funds in the aggregate amount of Thirteen Million Dollars ($13,000,000) to the account or accounts designated by each of the Sellers and in the amounts as set forth on Schedule "A", consisting of both (a) a wire in the amount of $12,900,000 from the Buyer and (b), a wire in the amount of $100,000 to be delivered in accordance with the terms of  that certain Escrow Agreement, dated May 19, 2016, executed by and between Buyer and the Company in the form attached hereto as Exhibit "A" (the "Escrow Agreement").

Section 1.4 Transfer Taxes and Fees. The Sellers, jointly and severally, shall be liable for paying any Taxes charged to grantors, transferors or assignors under applicable Law in connection with the transactions provided for herein, together with all other transfer, sales, recording and filing fees resulting from the transfer of the Shares to Buyer.

 ARTICLE 2
CLOSING

Section 2.1 Time and Place of Closing.  The closing of the Share Purchase and the transactions provided for in this Agreement (the "Closing") shall take place as promptly as practical but in no event later than the fifth Business Day after all conditions to closing have been fully performed or satisfied (or waived) by the respective parties (the "Closing Date"), or at such other time as the parties may mutually agree. The place of Closing shall be at such place as may be mutually agreed upon by the parties.

Section 2.2 Closing Obligations.

(a) At Closing, each of the Sellers will deliver to Buyer:

(i) Certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers) for transfer to Buyer, free of all Liens;

(ii) The certificate described in Section 7.1(c) of this Agreement, duly executed by each Seller;

(iii) The Ancillary Agreements to which any Seller is a party; and

(iv) Such other documents or approvals as Buyer may reasonably request for the purposes of consummating or facilitating the consummation or performance of any of the transactions provided for herein or contemplated hereby, including, but not limited to an affidavit of ownership of the Shares and a general release signed by each of the Sellers (in their capacity as a Seller of the Company's Shares) in the form attached as Exhibit "B".

(b) At Closing, Buyer will deliver to Seller:

(i) The funds specified in Sections 1.3;

(ii) The officer's certificate described in Section 6.1(c) of this Agreement, duly executed by an authorized officer of Buyer;

(iii) The Ancillary Agreements to which Buyer is a party; and

(iv) Such other documents as the Sellers may reasonably request for the purposes of facilitating the consummation or performance of any of the transactions provided for herein or contemplated hereby.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each Seller, jointly and severally, hereby represents and warrants to Buyer as follows:

Section 3.1 Organization and Standing; Corporate Power; Minute Books.

(a) The Company is duly organized and is validly existing and in good standing under the laws of the Commonwealth of Massachusetts. The Company has full corporate power and authority to conduct its business as currently operated by it.  The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which it conducts its business. The Company has full corporate power and authority to conduct its business as currently conducted and to own, lease and operate all its properties and assets in the manner currently operated by it. The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties or assets makes such qualification or licensing necessary.

(b) The Articles of Organization, By-Laws, minute books, the stock certificate books and the stock record books of each of the Company  and its predecessor, United Casualty and Surety Company, Inc., a corporation organized under the laws of Georgia, and as to such predecessor corporation are reasonably available ("Books and Records") have previously been made available, or will be made available, upon request to Buyer and accurately reflect all formal actions taken at all meetings and all consents in lieu of meetings of the stockholders and of the boards of directors (including all committees thereof) of the Company.  The Books and Records have been maintained in accordance with customary business practices and are true and correct.

Section 3.2 Authorization.  Each Seller has full power and authority to execute and deliver this Agreement and to perform its or his obligations hereunder.  Each Seller and the Company have full corporate power and authority to execute and deliver each of the Ancillary Agreements to which it is a party and to perform its obligations thereunder. The execution and delivery of this Agreement by the Sellers and the performance by the Sellers of their obligations hereunder have been duly and validly authorized and approved by all requisite corporate action of each Seller (if not a natural person) and no other acts or proceedings on any Seller's part are necessary to authorize the execution, delivery and performance of this Agreement or the transactions contemplated hereby. This Agreement constitutes a legal, valid and binding obligation of each Seller, and is and will be enforceable against each Seller in accordance with its terms.  The execution, delivery and performance by the Sellers of this Agreement do not and  will not result in the creation of any Lien on any of the Shares or on any of the Company's Assets  or require the consent by any third party under, violate any of the terms of, result in any loss of a benefit under the performance required by, impose additional fees or other charges, or constitute a default under, any Material Contract to which the Company is a party or by or to which the Company or any of its Assets or properties is subject.

Section 3.3 Governmental Consents, Approvals and Notices.  Except for the review and approval by the Massachusetts Division of Insurance ("MDOI"), no consent, approval, authorization, ruling, order of or registration or filings with, any governmental entity, is required on the part of any Seller or the Company in connection with (i) the execution and delivery by the Sellers of this Agreement, (ii) the execution and delivery by the Sellers or the Company of the Ancillary Agreements, or (iii) the consummation by the Sellers or the Company of the transactions contemplated by this Agreement or the Ancillary Agreements.  In the event of the approval of the transactions contemplated by this Agreement the Company will provide such other notices that may be required to The Bureau of the Fiscal Service of the Department of the Treasury ("Fiscal Service").

Section 3.4 Stock Ownership; Subsidiaries.  The authorized capital stock of Company consists solely of 20,000 shares of common stock, of which 14,483.55 shares are issued and outstanding to the Sellers. The issued and outstanding shares of capital stock described in the preceding sentence constitute all of the issued and outstanding shares of the Company. The Sellers own beneficially and of record all of the Shares, free of any Lien of any kind or character whatsoever. The Shares are not subject to any restriction with respect to their transferability other than those regulatory approvals and consents referred to in Section 3.3.  All of the Shares are duly authorized, validly issued, and fully paid, nonassessable and free of any preemptive rights. The Company does not own, directly or indirectly, any Subsidiaries.  The Shares are not subject to any restriction with respect to their transferability other than those regulatory approvals and consents referred to in Section 3.3. There is no outstanding option, warrant, convertible or exchangeable security or other agreement or right of any kind (other than this Agreement) pursuant to which any Seller or the Company is obligated to issue, sell, purchase, return or redeem any shares of capital stock of, other securities of, or other ownership interests in the Company.  There are no outstanding or authorized stock appreciation or similar rights with respect to the Company. There are no agreements or understandings with respect to the voting of the capital stock of the Company.

Section 3.5 Actions Pending.  There are no Actions pending or threatened against the Company, its' Assets, or any current officer, Employee, or director acting in his or her respective capacity, except such Actions that arise in the regular course of the Company's business related to claims related activities consistent with prior claims' experiences.  There is no injunction, order, judgment, decree, award, or regulatory restriction imposed upon the Sellers or the Company or any of the Company's Assets which (i) restricts the ability of the Company to conduct its business in the ordinary course of business consistent with past practices, (ii) restricts the ability of the Sellers to enter into this Agreement or consummate the transactions contemplated hereby, or (iii) has had or reasonably could be expected to have, individually or in the aggregate, a Material Adverse Effect.

 Section 3.6 Licenses.  The Company has all licenses necessary to engage in the surety insurance businesses in each jurisdiction in which it conducts business. The Company has not transacted any insurance business in any jurisdiction requiring it to have an insurance license in which the Company did not possess such license at all applicable times. All such insurance licenses are in full force and effect and there are no pending or to the Seller's knowledge, threatened suits or proceedings with respect to the suspension, revocation, restriction, amendment or nonrenewal of any insurance license, and no event has occurred which (whether with notice or lapse of time or both) would result in a suspension, revocation, restriction, amendment or nonrenewal of any such insurance license.

  Section 3.7 Contracts.

(a) The Company has previously made available to Buyer, or will be made available, upon request to Buyer a  list of all the following contracts currently in force or terminated but pursuant to which the Company continues to have liabilities or receive benefits, in each case excluding surety bonds issued in the normal course of the Company's business, to which the Company is a party or by which any assets of the Company are bound, as such contracts may have been amended to the date hereof (collectively, the "Material Contracts"):

(i) all contracts with any present or former officer or director of the Company (including, but not limited to, employment contracts and contracts evidencing loans or advances to any such Person or any Affiliate of such Person);

(ii) all contracts with any Person including, but not limited to, any Governmental Entity or other business entity, containing any provision or covenant (A) limiting the ability of the Company to engage in any line of business, to sell any products or services, to compete with any Person in any geographical area, to do business with any Person or in any location or to employ any Person or (B) limiting the ability of any Person to compete with, or obtain or provide products or services from or to the Company in any line of business or in any geographical area;

(iii) all contracts relating to the borrowing of money by the Company or the direct or indirect guarantee by the Company of any obligation of any Person for borrowed money or other financial obligation of any Person or other liability of the Company in respect of indebtedness for borrowed money or other financial obligations of any Person, including, but not limited to, lines of credit or similar;

(iv) any form of contract in effect at the time this Agreement is executed by all parties that the Company has entered into with a Producer; and

(v) any other agreement which is not terminable upon 30 days' notice without penalty and which would require the Company to expend in in excess of $1,000.

 (b) The Company is not in material breach or default of any such Material Contract.  None of such Material Contracts have been terminated or threatened in writing to be terminated.

Section 3.8 Compliance with Law/Regulatory Filings.  The Company has conducted, and currently conducts, its business in full compliance with all Law in each jurisdiction in which it has conducted its business.  The Company has made available or will be made available, upon request to Buyer for inspection by Buyer all reports, registrations, filings and submissions made by or with respect to the Company with any governmental entity, and reports of examinations issued by any such Governmental Entity, since December 31, 2008.

Section 3.9 Intellectual Property.

(a) The business and operations of the Company as currently conducted do not infringe upon any Intellectual Property rights of any third party.

(b) There are no present infringement suits pending or, to the knowledge of the Sellers, threatened infringements or violations by any third party with respect to any Intellectual Property that is owned by the Company or otherwise used in its business.

(c) The Company is subject to internal policies and practices regarding the protection of trade secrets and other confidential information and proprietary know-how, ideas and information used or necessary for the businesses of the Company.

(d) The Company uses commercially available computer programs and antivirus software.

Section 3.10 SAP Statements; Liabilities.  The Company has previously made available to Buyer, or will be made available, upon request to Buyer copies of each of (i) the audited financial statements and (ii) the statutory financial statements and all amendments thereto of the Company as audited by Stowe & Degon, LLC and filed with the MDOI for the years ended December 31, 2015, 2014 and 2013, along with the unaudited financial quarterly statement of the condition and affairs of the Company as of March 31, 2016 as filed with the MDOI,  together with all exhibits and schedules thereto (collectively, the "SAP Statements").  To the best of the Seller's knowledge, each of the SAP Statements presents, in all material respects, the statutory financial condition of the Company, at the respective dates thereof, and the statutory results of operations for the periods then ended in accordance with all requirements of the MDOI applied on a consistent basis by the Company throughout the periods indicated except as otherwise specifically noted therein.  To the best of the Seller's knowledge, the financial books and records of the Company supporting the SAP Statements are true, correct and complete and have been provided or made available to the Buyer.  As of the date of this Agreement and except as and to the extent paid prior to December 31, 2015 or reserved against in the SAP Statements, the Company has not received any guaranty fund assessments.

Section 3.11 Taxes.  All tax returns required to be filed on or before the Closing Date by the Company (the "Tax Returns") have been or will be timely filed (taking into account permitted extensions) with the appropriate governmental entity in the manner prescribed by Law.  To the best of the Seller's knowledge, such Tax Returns are true, correct and complete in all material respects and will be true, correct and complete in all material respects for the periods covered thereby; (iii) the Sellers and the Company have timely paid (or there has been paid on their behalf) all Taxes shown as due and payable on any such Tax Return or that are otherwise due and payable by the Company, in each case, in the manner prescribed by law.

Section 3.12 Employee Benefit Matters.  The Company has previously made available to Buyer, or will be made available, upon request of Buyer, copies of any retirement, pension, savings, profit-sharing, bonus, incentive compensation, deferred compensation, stock option or stock compensation, welfare benefit, severance or termination, retiree medical, dental, life or disability insurance, supplemental retirement, or other material employee benefit plans (collectively, the "Plans").  To the best of the Seller's knowledge, the Company is in compliance in all material respects of all of its obligations under any such Plans.

Section 3.13 No Brokers.  No investment banker, broker, finder or other intermediary has acted directly or indirectly for the Sellers or the Company, and the Company has not and will not incur any obligation to pay any brokerage or finder's fee or other commission, in connection with the transactions contemplated by this Agreement.

Section 3.14 Surety Bonds Issued by the Company.

(a) Since January 1, 2009, all valid and timely surety bond claims made by any Person under any Surety bond have in all material respects been resolved (or provision for resolution thereof has been made) in accordance with the terms of the surety bonds under which they arose in the ordinary course of business in accordance with the existing practices and policies of the Company.

 (b) As of the date hereof, the Company is rated "A-" by A.M. Best Company, Inc. and A.M. Best Company, Inc. has not announced to the Company that it is under surveillance or review.

(c) The Fiscal Service has registered the Company under 31 U.S.C. 9304-9308, to directly write federal bonds and reinsure federal bonds or be recognized as an "Admitted Reinsurer." The Company is in good standing with the Fiscal Service and the Company has not received any notice of any pending or threatened action by the Fiscal Service to revoke or limit its ability to issue bonds, be a reinsurer or be an Admitted Reinsurer.

Section 3.15 Assets.  The Company has good and marketable title to all assets that are disclosed or otherwise reflected in the Company's December 31, 2015 SAP Statements and all assets acquired by the Company thereafter, free and clear of all Liens and encumbrances.  The Company owns and possesses all tangible personal property that is material to the conduct of Company's business, which property will no longer be available to any Sellers for their personal use after Closing. The Company's assets listed as long-term assets in the SAP Statements consist solely of U.S. Treasury bonds.

Section 3.16 Real Property; Leases.  Except for the lease for the Company's offices in Quincy, Massachusetts, the Company is not a party to any Lease.  The Company does not and has never owned any real property.

Section 3.17 Conduct of Business; Absence of Certain Changes. Since December 31, 2015 the Company has conducted its business in the ordinary course consistent with past practices.  The Company has not experienced any event or occurrence outside the ordinary course of business which has or reasonably could be expected to have a Material Adverse Effect.

Section 3.18 Insurance Coverage.   The Sellers have previously made available to Buyer, or will be made available, upon request to Buyer a list of insurance policies and fidelity bonds covering the Company.

Section 3.19 Producers. As of the date of this Agreement the Company enjoys good relations, and is not involved in any material dispute, with any of the brokers, or producers, (collectively, "Producers").   The Company has previously made available via an e-mail sent on May 13, 2016 to Buyer a schedule setting forth the revenues generated by the Company and Producers for the years ending December 31, 2014 and December 31, 2015 and such schedule is true, correct and complete in all respects. The Company has previously made available to Buyer, or will be made available, upon request to Buyer the standard form of contract with such Producers entered into since December 31, 2012 and compensation schedules for such Producers.

Section 3.20 Labor and Employment Matters.  The Company is and has been in material compliance with all Law respecting employment and employment practices, terms and conditions of employment, age and sex discrimination, wages and hours.  The Company has previously made available to Buyer, or will be made available, upon request to Buyer a complete list of each Employee and officer of the Company with the following information: name, job title and compensation.

Section 3.21 Third Party Reinsurance.  The Company has previously made available to Buyer, or will be made available, upon request to Buyer a list of (a) all reinsurance and retrocession treaties and agreements in force as of the date of this Agreement to which Company is either a ceding or an assuming party, and (b) any such treaty or agreement that is terminated or expired but under which the Company may be either obligated to make payments or eligible to continue to receive benefits. As of the date hereof: (i) the financial strength or claims-paying ability of Company is rated "A-" by A.M. Best Company, Inc.; and (ii) A.M. Best Company, Inc. has not announced that it has under surveillance or review its rating of the financial strength or claims-paying ability of Company.  The Company is in good standing with the Fiscal Service and the Company has not received any notice of any pending or threatened action by the Fiscal Service to revoke or limit its ability to issue bonds, be a reinsurer or be an Admitted Reinsurer.

Section 3.22 Security Deposits. The Company has previously made available to Buyer, or will be made available, upon request to Buyer a list of all securities deposited by the Company with Governmental Entities as of the date hereof.

Section 3.23 Bank Accounts. The Company has previously made available to Buyer, or will be made available, upon request to Buyer a list of bank accounts and investment accounts maintained by the Company, including the name of each bank or other institution, account numbers and a list of signatories to such account and copies of all bank statements since January 1, 2015.

Section 3.24. Internal Controls and Procedures.  Company maintains accurate records reflecting its assets and liabilities and Company maintains internal accounting controls that are adequate in all material respects and consistent with sound business practices.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to the Sellers as follows:

Section 4.1 Organization and Authority of Buyer.  Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.  Buyer has all requisite corporate power and corporate authority to execute and deliver this Agreement and to consummate the transactions provided for herein. The execution, delivery and performance of this Agreement and the consummation of the transactions provided for herein have been duly and validly authorized by all necessary corporate action on the part of Buyer. This Agreement represents a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

Section 4.2 Consents and Approvals; No Violation. Except as set forth in Schedule 4.2, neither the execution and delivery of this Agreement by Buyer, nor the consummation by Buyer of the transactions provided for herein, nor compliance by Buyer with any of the provisions hereof, will (a) conflict with or result in any breach of any provision of the Certificate of Formation or Operating Agreement of Buyer, (b) require any filing by Buyer with, or the obtaining by Buyer of any Consent of, any governmental entity, (c) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which Buyer, any of its respective Affiliates or any of their respective assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or any of its respective Affiliates, excluding from the foregoing clauses (b), (c) and (d) such requirements, defaults or violations which would not have a Material Adverse Effect on Buyer.

Section 4.3 Litigation. No Action is pending or, to the knowledge of Buyer, threatened against Buyer or any of its respective Affiliates, by or before any governmental entity which, if adversely determined, would have a Material Adverse Effect on any transactions provided for herein.

Section 4.4 Financing. Buyer has on the date of execution of this Agreement and will have at all times through the Closing Date cash funds on hand sufficient to pay the Purchase Price and consummate the transactions provided for herein.

Section 4.5 Investment Purpose. Buyer is acquiring the Shares for its own account, for the purpose of investment only, and not with a view to the resale or distribution of all or any part of the Shares; provided, however, that the foregoing representation shall in no way limit Buyer's right to dispose of all or any portion of the Shares in one or more transactions registered under or exempt from the registration requirements of the Securities Act of 1933, as amended, at any time and in Buyer's sole discretion.

Section 4.6 Broker's and Finder's Fees. Neither Buyer nor any of its Affiliates or representatives has incurred or will incur, directly or indirectly, any liability for investment banking, brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction provided for herein.

ARTICLE 5
COVENANTS OF THE PARTIES

Section 5.1 Conduct of the Business of the Company. Except as otherwise provided in or contemplated by this Agreement, the Schedules hereto or on Schedule 5.1, prior to the Closing Date, the Sellers shall cause the Company to (i) conduct the business of the Company in accordance with present policies (including existing underwriting standards) and in the ordinary course of business, (ii) to use commercially reasonable efforts to preserve the Company's business organizations intact, and (iii) consistent with the exercise of reasonable business judgment: (A) retain the goodwill of the Company and preserve the business relationships of Company with policyholders and others, including agents, lenders, suppliers, licensors and licensees, insurance departments, and others having material business dealings with the Company, (B) maintain all existing business permits, licenses and authorizations, (C) timely perform all of its obligations under all contracts relating to or affecting its assets or its business, and (D) maintain its books and records in the usual manner consistent with past practice. From and after the date hereof until the earlier of the Closing Date or termination hereof, except as otherwise provided in or contemplated by this Agreement or the Schedules hereto, the Sellers shall cause the Company not to, without the prior written approval of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed:

 (a) guaranty the obligation of any person, firm, corporation or other entity, (except surety bonds issued by the Company in the normal course of business) and except by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

(b) mortgage, pledge, lease, or subject to any voluntary Lien, charge or other encumbrance any assets, properties or business of the Company;

(c) sell or otherwise transfer any asset, property or business or cancel any debt or claim or waive any right, other than in the ordinary course of business of such Company;

(d) amend or cancel or agree to the amendment or cancellation of any reinsurance agreement, treaty or arrangement;

(e) permit to lapse any right with respect to any trademark, trade name, copyright or other intangible asset material to the Company;

(f) permit any material insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated or any of the coverage thereunder to lapse unless simultaneously with such termination or cancellation replacement policies, providing substantially equivalent coverage, are in full force and effect;

(g) make any material change in any of its present tax or financial accounting methods and practices, except as required by changes in GAAP or requirements of the Massachusetts Division of Insurance, as the case may be;

(h) amend its charter or bylaws;

(i) issue, sell or deliver any shares of the capital stock of the Company or issue or sell any securities convertible into, or exchangeable for, or options with respect to, or warrants to purchase or rights to subscribe to, any shares of the capital stock of the Company;

(j) effect any recapitalization, reclassification, or like change in capitalization of the Company;

(k) merge the Company with or into, consolidate or otherwise combine with, or acquire all or substantially all of the assets of, any other entity; and

(l) declare, pay or make, or set aside for payment or make, any dividend or other distribution (whether in cash or in kind) in respect of the capital stock of the Company or redeem, purchase or otherwise acquire any of the Company's capital stock without the Buyer's consent;

(m) increase the compensation paid directly or indirectly to any officer, director or party to this Agreement; or

 (n) enter into any agreement or understanding to do any of the things described in clauses (a) through (m) above.

Section 5.2 Access to Information.

(a) Between the date of this Agreement and the earlier of the Closing Date or termination hereof, the Sellers shall cause the Company to: (i) give Buyer full access at all reasonable times, upon advance notice, to all books, records, offices and other facilities and properties of the Company; (ii) permit Buyer to make such inspections thereof as Buyer may reasonably request; and (iii) cause each of the Company's officers to furnish Buyer with such financial and operating data and other information with respect to the businesses and properties of the Company as Buyer may from time to time reasonably request; provided, however, that any such investigation shall be conducted during normal business hours and in such a manner as not to interfere unreasonably with the operation of the business of the Company.

  The Sellers also agree that they shall cooperate and shall cause the Company and its officers and, using the Sellers' commercially reasonable efforts, the Company's agents and representatives, including counsel and independent public accountants (current and former) to cooperate fully with Buyer in connection with such inspection including, without limitation, making available relevant accountant work papers.

As set forth herein, the Sellers and Buyers also agree that Buyer shall have no contact to discuss the business and operations of the Company with such regulators, rating agencies, and Producers and other parties with whom the Company conducts business unless deemed absolutely necessary in Buyer's judgment and with Seller's specific prior written consent in each instances with the Seller having the right to participate in any such contact.

 Any communications from the Sellers or the Company with any such regulators, rating agencies and Producers regarding the proposed transactions shall be conditioned on the Buyer having the opportunity to review and comment on any written communications in advance of their delivery and the right of the Buyer to participate in any such discussion.

(b) From and after the Closing Date, Buyer shall give the Sellers and their authorized representatives full access to all books and records of the Company to the extent necessary for the Sellers to respond to audits or other similar inquiries; provided, however, that any such access shall be during normal business hours and in such a manner as not to interfere unreasonably with the operation of the business of the Company or the Buyer.  Buyer also agrees that it shall cooperate and shall cause the Company and its officers and, using Buyer's commercially reasonable efforts, the Company's agents and representatives, including counsel and independent public accountants (current and former) to cooperate fully with the Sellers in connection with such inspection including, without limitation, making available relevant accountant work papers.

(c) All information exchanged between Buyer and the Sellers and the Company (and any of their respective representatives) shall be subject to that certain confidentiality agreement, dated as of April 25, 2016, previously executed by and between Buyer and the Company (the "Confidentiality Agreement").

Section 5.3 Best Efforts; Notification of Changes. Subject to the terms and conditions of this Agreement, each Seller, the Company and Buyer will use such party's respective commercially reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the transactions provided for in this Agreement.  From the date hereof through the Closing, each party shall give the other party prompt notice after it has obtained knowledge of: (a) any fact or circumstance which renders untrue, incorrect or misleading, any of the representations and warranties made by it in this Agreement as of the date such knowledge was obtained and (b) any failure on its part to comply with or satisfy in any respect any covenant, condition or agreement which it is to comply with or satisfy under the Agreement or any event, condition or change affecting its ability to perform its obligations hereunder.

Section 5.4 Consents. Buyer shall file a 'Form A" application with the Massachusetts Division of Insurance within twenty (20) days of the date of this Agreement, it being understood that Buyer's failure to do so shall entitle the Sellers to terminate this Agreement pursuant to Section 9.1(d).  The Sellers, Company and Buyer shall pay their own expenses, including without limitation, legal and accounting fees and expenses, incident to obtaining the consents and approvals required by this Section 5.4; it being expressly understood that all such expenses incurred by or on behalf of the Company shall be paid by the Sellers.  Each of the Sellers and Buyer shall cooperate, and use their respective commercially reasonable best efforts, to make all filings and provide all notifications (including without limitation all filings and notifications required by the Massachusetts Division of Insurance and any other applicable Governmental Entity) and obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental entities and other third parties necessary to consummate this Agreement and the transactions provided for herein and to carry on the business of the Company substantially in the manner as heretofore conducted.

Section 5.5 Public Announcements. Prior to the Closing Date, the Sellers and Buyer will consult with each other before issuing any report, statement or press releases or otherwise making any public statements with respect to this Agreement and the transactions provided for herein, and neither of them shall issue any such report, statement or press release or make any such public statement prior to such consultation and obtaining the written approval of the other party,  except as in the reasonable judgment of the party may be required by Law or the rules of the Securities and Exchange Commission, in which case, to the extent reasonably practicable, such party shall advise and confer with the other party before issuing any such report, statement or press release.

Section 5.6 No Solicitation. Prior to the Closing or earlier termination of this Agreement, no Seller will, and will not authorize or permit any officer, director or employee of the Company, or authorize any investment banker, attorney, accountant or other representative retained by any Seller, to directly or indirectly, without the written consent of Buyer, solicit any Acquisition Proposal by any Person or provide any confidential information to or participate in any discussions or negotiations with, any Person concerning an Acquisition Proposal.

ARTICLE 6
CONDITIONS TO OBLIGATIONS OF SELLER

Section 6.1 Conditions. The obligations of the Sellers to consummate the transactions provided for in this Agreement are subject to the fulfillment, at or prior to the Closing, of each of the following conditions (any or all of which may be waived in whole or in part by the Sellers holding a majority interest in the Shares if permitted by applicable Law):

(a) Representations and Warranties. The representations and warranties made by Buyer in this Agreement shall be true in all material respects when made and at and as of the Closing as though such representations and warranties were made at and as of the Closing, except for (i) such representations and warranties which expressly relate to an earlier date, (ii) representations and warranties the inaccuracies of which relate to matters that have not had and are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect and (iii) changes permitted or contemplated by the terms of this Agreement.

(b) Performance. Buyer shall have performed and complied, in all material respects, with all agreements, obligations, covenants and conditions required by this Agreement to be so performed or complied with by Buyer at or prior to the Closing.

(c) Officer's Certificate. Buyer shall have delivered to the Sellers a certificate, dated as of the Closing Date, executed by an authorized officer of Buyer certifying to the fulfillment of the conditions set forth in Sections 6.1(a), 6.1(b) and 6.1(f).

(d) No Injunction. There shall not be in effect any judgment, order, injunction or decree of any Governmental Entity enjoining consummation of the transactions provided for herein.

(e) No Government Proceeding or Litigation. There shall not be any Action instituted, pending or threatened by any Governmental Entity, which seeks to enjoin or otherwise prevent consummation of the transactions provided for herein.

(f) Governmental Approvals. All Consents from governmental entities, including without limitation all insurance regulatory agencies, necessary to permit the Sellers to consummate the transactions provided for herein shall have been obtained and such consents shall be subject to no conditions other than conditions customarily imposed by insurance regulatory agencies in connection with similar acquisitions.

(g) Third Party Consents. All Consents of third parties materially necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained.

ARTICLE 7
CONDITIONS TO OBLIGATIONS OF BUYER

Section 7.1 Conditions. The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing of each of the following conditions (any or all of which may be waived in whole or in part by Buyer if permitted by applicable Law):

(a) Representations and Warranties.  The representations and warranties made by each Seller in this Agreement that are qualified as to materiality shall be true and correct in all respects and all other representations and warranties made by each Seller that are not qualified as to materiality shall be true in all material respects when made and at and as of the Closing as though such representations and warranties were made at and as of the Closing,

(b) Performance.  The Sellers shall have performed and complied, in all material respects, with all agreements, obligations, covenants and conditions required by this Agreement to be so performed or complied with by each of them at or prior to the Closing.

(c) Sellers' Certificate.  The Sellers shall have delivered to Buyer a certificate, dated as of the Closing Date, executed by each Seller certifying to the fulfillment of the conditions set forth in Sections 7.1(a) and 7.1(b).

(d) No Injunction.  There shall not be in effect any judgment, order, injunction or decree of any Governmental Entity enjoining consummation of the transactions provided for herein.

(e) No Government Proceeding or Litigation.  There shall not be any Action instituted, pending or threatened by any Governmental Entity which seeks to enjoin or otherwise prevent consummation of the transactions provided for herein.

(f) Governmental Approvals.  The approval of the Form A filing by the MDOI as provided in Article 3.3.

(g) Material Adverse Effect.  Except as specifically authorized in this Agreement, there shall not have occurred since December 31, 2015 a Material Adverse Effect.

ARTICLE 8
OTHER AGREEMENTS

Section 8.1 Failure to Close.

(a) Buyer expressly agrees to consummate the transactions provided for herein upon completion of all conditions to Closing (unless waived as permitted by applicable Law) and shall not take any action reasonably calculated to prevent the Closing and shall not unreasonably delay any action reasonably required to be taken by it to facilitate the Closing.

(b) Each Seller expressly agrees to consummate the transactions provided for herein upon completion of all conditions to Closing (unless waived as permitted by applicable Law) and shall not take any action calculated to prevent the Closing and shall not delay any action reasonably required to be taken by the Sellers or the Company to facilitate the Closing.

Section 8.2 Certain Tax Matters.  Any refunds in respect of Tax Returns with respect to the Company filed for all periods commencing prior to and including the Closing Date shall be for the account of the Company and not any Seller.

Section 8.4 Interim SAP Statements.  From and after the date hereof and through the Closing Date, the Sellers shall cause the Company to timely file each annual statement or quarterly statement required to be filed by Company with the Massachusetts Division of Insurance after the date hereof, together in each case with any exhibits, schedules, amendments, supplements or notes thereto (collectively, the "Interim SAP Statements").  The Company shall furnish promptly to Buyer a copy of each Interim SAP Statement.  The Interim SAP Statements will be prepared from the records of Company and will be filed with the Massachusetts Division of Insurance on forms prescribed or permitted by such domiciliary regulator. The Interim SAP Statements will be prepared in conformity with SAP applied on a consistent basis during the periods involved. Each of the balance sheets included in the Interim SAP Statements will fairly present in all material respects the financial position of Company as of its date and each of the statements of operations included in the Interim SAP Statements will fairly present in all material respects the results of operations of Company for the period therein set forth, in each case in accordance with SAP applied on a consistent basis during the periods involved.

Section 8.5 Seller Transaction Expenses.  The Buyer shall pay within fifteen (15) days of presentment of invoices the Seller Transaction Expenses in excess of $10,000.00 but in an aggregate amount not to exceed $50,000.00.  "Seller Transaction Expenses" means accounting (other than those otherwise required in the normal course of business) and attorney fees incurred by the Company or the Sellers prior to the Closing Date with respect to the transactions contemplated hereby.  Except as set forth above, all other Seller Transaction Expenses shall be paid by the Sellers.

ARTICLE 9
TERMINATION, AMENDMENT AND WAIVER

Section 9.1 Termination. This Agreement may be terminated and the transactions provided for herein may be abandoned upon notice by the terminating party to the other party:

(a) by mutual written consent of the Sellers and Buyer;

(b) by either party, if any order, injunction or decree of a Governmental Entity shall be in effect at the Closing which restrains or prohibits the transactions contemplated hereby or if any suit, action, investigation, inquiry or legal or administrative proceeding shall be pending or threatened at the Closing which has been initiated by a Governmental Entity which challenges consummation of the transactions contemplated hereby;

(c) by Buyer, if (i) the Sellers have within the then previous ten (10) business days given notice pursuant to the second sentence of Section 5.3 above that the Seller's representations and warranties are not true and correct and in Buyer's judgment cannot be cured prior to the Closing, or (ii) the fact or circumstance that is the subject of the notice has had or would reasonably be expected to have a Material Adverse Effect on the Company that cannot be cured to Buyer's reasonable satisfaction prior to the Closing or (iii) if curable are not cured to Buyer's reasonable satisfaction prior to Closing;

 (d) by the Sellers, if (i) Buyer fails to file a "Form A" application with the MDOI within twenty (20) days of the date of this Agreement, or (ii) (A) Buyer has within the then previous ten (10) Business Days given the Sellers any notice pursuant to the second sentence of Section 5.3 above  that the Buyer's representations and warranties are not true and correct and cannot be cured prior to the Closing and (B) the fact or circumstance that is the subject of the notice has had or would reasonably be expected to have a Material Adverse Effect on Buyer's ability to consummate the Share Purchase or other transactions provided for in this Agreement; or

(e) by (i) either party, if the transactions contemplated by this Agreement shall not have been consummated on or prior to December 31, 2016, unless such failure of consummation shall be due to the failure of the party seeking the termination under this paragraph to perform or observe in all material respects the covenants and agreements hereof to be performed or observed by such party or (ii) by the Buyer  in the event of a material breach by the Sellers of any provisions of this Agreement, including covenants, warranties or representations, which breach is not cured within thirty (30) days following written notice to the Sellers or which breach cannot by its nature be cured prior to the Closing.

(f) by the Buyer, if the Company's Admitted Assets less Funds Held as Collateral as calculated by reference to the Interim SAP Statement for the First Quarter of 2016 and the most recent quarterly Interim SAP Statement for the three month period prior to the Closing Date decreases by an amount in excess of seven and one-half percent (7.5%) or Surplus as reported on the Interim SAP Statement for the First Quarter of 2016 and the most recent Interim quarterly SAP Statement for the three month period prior to the Closing Date decreases by an amount in excess of seven and one-half percent (7.5%).

Section 9.2 Procedure and Effect of Termination.  In the event of the termination of this Agreement pursuant to Section 9.1 of this Agreement, this Agreement shall become void and have no effect, except that the provisions of this Section 9.2 and Section 5.2(c) of this Agreement shall survive any such termination.  Notwithstanding the preceding sentence or any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to Section 9.1 or in the event any party fails to complete the Share Purchase or the other transactions provided for in this Agreement in breach of its obligations hereunder, each party will remain liable to the other party for any breach in the performance of any of its covenants, agreements, duties or obligations arising under this Agreement existing at the time of termination.  In the event of any breach by either party each may seek remedies or damages against the other party as are provided in this Agreement or as are otherwise available in law or equity.  In the event of any breach of this Agreement by Buyer prior to Closing, Sellers' sole and exclusive remedy shall be the "Escrow Funds" as defined in the Escrow Agreement.  In the event of any breach of the representations and warranties of Sellers such that Buyer elects to terminate this Agreement prior to Closing, Buyer's sole and exclusive remedy shall be limited to the recovery of the Seller's reasonable expenses incurred prior to the Buyer's election to terminate this Agreement and limited to the sum of money no greater than $50,000.00. The provisions of the proceeding sentence shall not limit Buyer's remedies for any other breach by Sellers of their agreements and covenants under this Agreement (by way of example, and not of limitation, Seller's failure to sell, transfer and assign the Shares to Buyer) prior to Closing and any remedies available to the Buyer under Section 10 following the Closing.

Section 9.3 Amendment, Modification and Waiver. This Agreement may be amended, modified or supplemented at any time by written agreement of the Sellers and Buyer. Any failure of the Sellers or Buyer to comply with any term or provision of this Agreement may be waived by the other party at any time by an instrument in writing signed by or on behalf of such other party, but such waiver or failure to insist upon strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply. No delay on the part of any party in exercising any right, power, remedy or privilege nor any partial exercise of same shall preclude any further exercise thereof or the exercise of any other such right, remedy, power or privilege.

ARTICLE 10
SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

Section 10.1 Survival of Representations, Warranties and Covenants.

(a) All covenants and agreements made by the parties to this Agreement which contemplate performance following the Closing Date shall survive the Closing Date.  The representations and warranties contained in Sections 3.1-3.4, 3.7, 3.11 and 3.15 shall survive the Closing until 30 days after the expiration of all relevant statutes of limitations (including all periods of extension, whether automatic or permissive).   All other covenants and agreements to be performed prior to the Closing shall not survive the Closing Date and shall terminate as of the Closing to the extent that such covenants were performed in accordance with their terms.

ARTICLE 11
MISCELLANEOUS

Section 11.1 Non-Competition; Non-Solicitation.

(a) Each Seller acknowledges and agrees that the agreement by Buyer to enter into this Agreement, and the agreement by Buyer to pay the Purchase Price for the Shares, is partly in consideration of each Seller's agreement as set forth in this Section 11.1.  Each Seller acknowledges that such Seller will receive valuable consideration in exchange for his or its Shares upon the consummation of the transactions contemplated by this Agreement, and each Seller acknowledges that the covenants of the Seller set forth in this Section 11.1 are an essential inducement to Buyer to enter into this Agreement.  In order to protect the goodwill related to the Company, and as a condition of Buyer entering into this Agreement, each Seller has agreed to the restrictive covenants set forth in this Section 11.1, and each Seller acknowledges that any breach by such Seller of any provision of this Section 11.1 will result in irreparable injury to Buyer.  Each Seller acknowledges that in the event of such a breach, in addition to all other remedies available at law, Buyer shall be entitled to equitable relief, including injunctive relief, as well as such other damages as may be appropriate.  Each Seller has independently consulted with his or its counsel and after such consultation agrees that the covenants set forth in this Section 11.1 are reasonable and proper to protect the legitimate interest of Buyer. Each Seller will have liability for his individual breach of this Section 11.1, but shall not be liable with respect to the breach of this Section 11.1 by any other Seller.

(b) During the Seller Restricted Period, each Seller shall not:

(i) directly or indirectly own, manage, operate, provide financing to, control or participate in the ownership, management or control of, or otherwise have an interest in any other Person in the conduct of any Restricted Business;

(ii) directly or indirectly, seek to encourage, induce or attempt to induce any policy holder, certificate holder, customer, agent or vendor of Company to cease doing business with, or lessen its business with Company or otherwise interfere with or damage (or attempt to interfere with or damage) any of Company's relationships with its customers, agents and vendors; or

(iii) directly or indirectly, whether as owner, partner, stockholder, consultant,  manager, agent, employee, co-venturer or otherwise, employ, attempt to employ,  recruit or otherwise solicit, induce or influence any person who is or was at any time during the Restricted Period employed by, associated with or a consultant to the Company, to leave the employment or service of the Company.

(c) For purposes of this Section 11.1(i) "Seller Restricted Period" shall mean the period from and after the Closing Date until the fifth anniversary of the Closing Date; and (ii) "Restricted Business" shall mean any general surety insurance, or any other type of insurance product underwritten by Company as an insurer or reinsurer in the United States of America as of the date of this Agreement.

Section 11.2 Fees and Expenses.  Whether or not the transactions provided for herein are consummated pursuant hereto, except as otherwise provided herein, each of the Sellers and Buyer shall pay all fees and expenses incurred by, or on behalf of, such parties in connection with, or in anticipation of, this Agreement and the consummation of the transactions provided for herein, except as set forth in Section 8.5 herein.

Section 11.3 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, or mailed (by an overnight delivery service or by certified or registered mail, postage prepaid, return receipt requested) to the parties:

(a) If to Sellers, to:

Each Seller at the address for each such Seller as set forth on Schedule "A"

and an additional copy to (which shall not constitute notice):

Alan L. Packer, Esq.
Packer and Movitz, P.C.
195 Worcester Street, Suite 203
Wellesley Hills, MA 02481

and

Edward DeFranceschi, Esq.
DeFranceschi & Klemm PC
6 Beacon Street
Boston, MA. 02108 3802

(b) If to Buyer, to:

General Indemnity Group, LLC
292 Newbury Street, Suite 333
Boston, Massachusetts 02115
Attention:  Michael Scholl, President

and an additional copy to (which shall not constitute notice):

Gennari Aronson, LLP
300 First Avenue, Suite 102
Needham, Massachusetts 02494
Attention: Neil H. Aronson, Esquire

or to such other person or address as any party shall specify by notice in writing to the other party.  All such notices, requests, demands, waivers and communications shall be deemed to have been received: (a) on the date on which so hand-delivered, (b) on the day following mailing if sent by overnight delivery service on any day other than Friday, or (c) on the third business day following the date on which so mailed, except for a notice of change of address, which shall be effective only upon receipt thereof.

Section 11.4 Entire Agreement. This Agreement and the exhibits, Schedules and other documents referred to herein or delivered pursuant hereto which form a part hereof (including, without limitation, the Confidentiality Agreement referred to in Section 5.2(c) hereof and the Escrow Agreement referred to in Section 1.3) contain the entire understanding of the parties hereto with respect to their subject matter. This Agreement supersedes all prior agreements and understandings, oral and written, with respect to its subject matter.

Section 11.5 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the Sellers and Buyer and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, by either the Sellers or Buyer without the prior written consent of the other party; provided, however, that the Sellers or Buyer may, without consent of the other, assign their respective rights and interests but not their obligations hereunder to an Affiliate of such party.

Section 11.6 No Third Party Beneficiaries. This Agreement is solely for the benefit of the Sellers and their respective successors and permitted assigns, with respect to the obligations of Buyer under this Agreement, and for the benefit of Buyer and its successors and permitted assigns, with respect to the obligations of the Sellers under this Agreement, and this Agreement shall not be deemed to confer upon or give to any other third-party any remedy, claim, liability, reimbursement, cause of action or other right.

Section 11.7 Counterparts; Facsimiles. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which collectively shall constitute one and the same instrument. This Agreement shall be accepted, effective and binding, for all purposes, when the parties shall have signed and transmitted to each other, by facsimile or e-mail, copies of the signature pages hereto. If any party transmits a signature by facsimile or e-mail, that party shall promptly send the original signatures to the recipient by recognized overnight commercial carrier.

Section 11.8 Article and Section Headings. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

Section 11.9 Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

Section 11.10 Specific Performance; Severability. The parties acknowledge and agree that any breach of the terms of this Agreement may give rise to irreparable harm for which money damages would not be an adequate remedy and accordingly the parties agree that, in addition to any other remedies, each shall be entitled to seek enforcement of the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.  In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

Section 11.11 Dispute Resolution. (a) Any and all disputes between the parties with respect to any claim or matter arising out of this Agreement, including but not limited to any claim arising pursuant to Article 10 ("Dispute"), shall be resolved in accordance with this Section 11.11.

(b) The parties shall attempt amicably to resolve any Dispute. A meeting shall be promptly held between the parties, attended personally by individuals with decision-making authority regarding the Dispute, to attempt in good faith to negotiate a resolution of the Dispute.

(c) If, within thirty (30) days after such meeting the parties have not succeeded in negotiating a resolution of the Dispute, they shall submit the matter to nonbinding mediation in Boston, Massachusetts before a single mediator jointly selected by the parties. If the parties cannot agree on a mediator, the mediator shall be selected by J.A.M.S. Each party shall bear its respective costs related to mediation, and the fees of the mediator shall be borne equally by Buyer (50%) and the Sellers (50%).

(d) If, within thirty (30) days after mediation the parties have not succeeded in resolving the Dispute, the Dispute shall be submitted to binding arbitration proceedings pursuant to the Federal Arbitration Act (9 U.S.C. Section 1 et seq.) in accordance with the Commercial Arbitration Rules of the American Arbitration Association and following the laws of the Commonwealth of Massachusetts. The decision of the arbitrator shall be final and binding upon the parties and judgment upon the award may be entered in any court having jurisdiction thereof in the Commonwealth of Massachusetts. The parties agree that the arbitrator shall not be authorized to award punitive damages. The arbitration shall take place in Boston, Massachusetts. Each party shall bear its respective costs related to arbitration, and the fees of the arbitrator shall be borne equally by Buyer (50%) and the Sellers (50%).

Section 11.12 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

Section 11.13 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of the parties under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

Section 11.14 Conditions. To the extent that this Agreement provides that the rights of a party are conditioned upon satisfaction of conditions, such conditions will be deemed satisfied if the party responsible therefor has taken the steps necessary to act and is prepared to perform and to tender documents required to be performed or tendered by such party, it being understood that actual performance or tendering of documents shall not be required if the other party has not satisfied its obligations and is not willing or able to perform or other conditions have not been met.

Section 11.15 Amendment. This Agreement may be amended only by the written agreement of the Sellers and Buyer.

Section 11.16 Waiver. The Sellers and Buyer may (a) extend the time for the performance of any of the obligations of the other party hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 11.17 Rules of Interpretation. The following rules of interpretation apply throughout this Agreement and any Schedules and Exhibits to this Agreement:

(a) The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual agreement; any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(b) Whenever the context requires, the singular number shall include the plural, and vice versa, and any gender shall include both genders.

(c) The words "include" and "including" and variations thereof are not terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

(d) The headings in this Agreement are inserted for convenience only and shall not affect the interpretation of this Agreement.

(e) Except as otherwise indicated, all references in this Agreement to "Articles," "Sections," "Schedules," and "Exhibits" are intended to refer to Articles or Sections of this Agreement and Schedules and Exhibits to this Agreement.

(f) If any obligation hereunder shall become due, or time period shall end, on a Saturday, Sunday or a bank or legal holiday, such obligation shall be due, or such time period shall end, on the next succeeding Business Day.

(g) Unless otherwise specified, all references to money are to currency of the United States of America.

ARTICLE 12
DEFINITIONS

 "Actions" means any action, suit, investigation, claim or other legal or administrative proceeding commenced by or pending before a governmental entity.

 "Ancillary Agreements" means each of the employment agreements between the Company and each of Todd S. Carrigan, Timothy M. Carrigan, and Thomas P. Carrigan, Jr., and the Escrow Agreement.

"Confidentiality Agreement" is defined in Section 5.2(c).

"Escrow Agreement" is defined in Section 1.3.

"Lien" shall mean any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other agreement, defect in title, restrictive covenant or other restriction of any kind  liability or obligation of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise.

"Material Adverse Effect" means a material and adverse effect on the business, results of operations or financial condition of the Company taken as a whole, after giving effect to the execution and delivery of this Agreement; provided, however, that the term "Material Adverse Effect" shall not include adverse effects resulting from (or, in the case of effects that have not yet occurred, reasonably likely to result from) (a) general economic or industry conditions that have a similar effect on other participants in the industry; (b) regional economic or industry conditions that have a similar effect on other businesses in such region; (c) changes in credit or equity markets; (d) changes in Laws or interpretations thereof by Government Agencies; (e) changes in SAP; (f) acts and omissions of Company or the Sellers taken with the consent of Buyer, including any effects of compliance with this Agreement; (g) any act of terrorism or war, whether or not declared, wherever occurring, and any terrorist, military, diplomatic or political action (other than an act specifically directed at Company); or (h) any surety bond related losses incurred or reserves set by the Company therefor.  For purposes of Sections 9.1 and 7.1(g) a Material Adverse Effect shall also include any matter that (i) would reasonably be expected to result in a loss to the Company or Buyer in the amount of $100,000, or (ii) any reduction in the financial strength or claims-paying ability of Company such that its rating  by A.M. Best Company, Inc. is reduced below B++ from its current "A-" status  or any announcement by  A.M. Best Company, Inc. that the Company is under surveillance (other than as a result of this proposed transaction) or is otherwise reviewing its rating other than in the normal course of the Company's financial strength or claims-paying ability of Company or loss of the Company's  good standing status with the Fiscal Service  or any receipt by the Company of any notice of any pending or threatened action by the Fiscal Service to revoke or limit its ability to issue bonds, be a reinsurer or be an Admitted Reinsurer.

"Material Contracts" is defined in Section 3.7(a).

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first above written.

SELLERS:

BEACON FAMILY TRUST, u/d/t dated March 1, 1989

By: /s/ Carol A. Carrigan
     Name: Carol A. Carrigan
     Title:  Trustee

/s/ Timothy M. Carrigan
Timothy M. Carrigan

/s/ Todd S. Carrigan
Todd S. Carrigan

/s/ Edward DeFranceschi
Edward DeFranceschi

/s/ Robert Tello
Robert Tello

BUYER:

GENERAL INDEMNITY GROUP, LLC

By: /s/ Michael Scholl
Name:  Michael Scholl
Title: President

Exhibit A
Escrow Agreement

Exhibit B
Form of General Release